EXHIBIT 23.1

                        [CONSENT OF INDEPENDENT AUDITORS]

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Incentive Plan of OXiGENE, Inc., as amended, of our report dated January 13, 1999, with respect to the consolidated financial statements of OXiGENE, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                /s/ ERNST & YOUNG LLP

New York, New York
December 8, 1999